UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2007

NNN Healthcare/Office REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Explanatory Note

This Form 8-K/A amends an earlier Current Report on Form 8-K filed by NNN Healthcare/Office REIT, Inc., or the Company, on October 25, 2007, or the Form 8-K. Due to an administrative error, the Form 8-K reported that as a result of the ISDA Agreement, as amended on October 25, 2007, the EFSC loan provided for monthly interest-only payments due on the first day of each calendar month commencing on December 1, 2007. Pursuant to the ISDA Agreement, monthly principal and interest payments are due on the first day of each calendar month commencing on December 1, 2007. Accordingly, we are filing this Form 8-K/A to reflect the correct required loan payment below.

As a result of the ISDA Agreement, as amended on October 25, 2007, the EFSC loan bears interest at an effective fixed rate of 6.02% per annum from November 1, 2007 through November 1, 2010; and provides for monthly principal and interest payments due on the first day of each calendar month commencing on December 1, 2007. The terms of the EFSC loan are qualified in their entirety by the related loan documents attached as Exhibits 10.3 through 10.9 to the Current Report on Form 8-K that we filed on October 4, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Healthcare/Office REIT, Inc.

October 30, 2007	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Office and President